Table of Contents

Exhibit 4.9

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

CAPACITY ACQUISITION AGREEMENT– No. 01/09

By this private instrument and in accordance with the law, the Parties below:

Empresa Brasileira de Telecomunicações S.A. - EMBRATEL, headquartered  at Avenida Presidente Vargas, n. 1.012, City of Rio de Janeiro, State of Rio de Janeiro, registered in the roll of corporate taxpayers (CNPJ/MF) under number 33.530.486/0001-29, herein represented by its Bylaws, hereinafter referred to as EMBRATEL; and

NET Serviços de Comunicação S/A, headquartered at Rua Verbo Divino, n. 1356, in the City of São Paulo, State of São Paulo, registered in the roll of corporate taxpayers (CNPJ/MF) under number 00.108.786/0001-65, and its subsidiaries (“NET Operations”), duly detailed in Exhibit I of the Agreement herein, represented by their Articles of Incorporation, hereinafter referred to as NET;

NET and EMBRATEL separately referred to as Party and jointly as Parties;

WHEREAS:

I           On December 7, 2006, the parties entered into a Service Agreement and Other Covenants through which NET provides EMBRATEL with, among other inputs, shared and two-way local accesses required for the provision of services by EMBRATEL to its end customers.

II          EMBRATEL is interested in acquiring irrevocably a part of the local accesses made available by NET to EMBRATEL as transmission capacity.

III         NET is the owner of and operates network resources (“NET Network”) that allow it to sell transmission capacity in the industrial exploration system, and is interested in the irrevocable sale of capacity to EMBRATEL under the terms of this Agreement and in the form of local accesses.

IV        The purpose of the transmission capacity which is the object of this Agreement is to exclusively become a part of EMBRATEL‘s telecommunication network so as to enable the provision of its telecommunication services to its end customers.

The Parties hereto agree to enter into this Capacity Acquisition Agreement (“Agreement”), pursuant to the following clauses and conditions:

CLAUSE ONE – PURPOSE

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

1.1       The purpose of this Agreement is the irrevocable acquisition, by EMBRATEL, of [***] to be provided by NET for the provision of telecommunication services by EMBRATEL to its end customers (“Capacity”).

1.2       To fulfill this Agreement, NET shall make use of all the infrastructure required for the allocation of the Capacity acquired by EMBRATEL, including, but not limited to, its coaxial cable access network and optical fiber network (“HFC Network”).

1.3         NET shall make the Capacity available to EMBRATEL in any location of the area authorized to explore the Multimedia Communication Service (SCM) by NET, whenever they are technically suitable for the purpose set forth in item 1.1 above.

CLAUSE TWO – INTEGRAL DOCUMENTS

2.1       This Agreement also comprises, as if they were transcribed herein, the following documents duly initialed by the Parties and of which they declare to be fully aware:

EXHIBIT I       NET Operations

EXHIBIT II      Technical Requirements

EXHIBIT III     Recovery Criteria

EXHIBIT IV    Available Capacity by Location

EXHIBIT V     Declaration for the Purposes of Clause 10 of ICMS Agreement 126/98

2.2       In view of the characteristics of the purpose of this Agreement, the above-mentioned Exhibits may be amended and other Exhibits may be created to gather related documents and technical specifications, whenever duly agreed upon and signed by the Parties.

2.3       In the event of divergence between the applicable documents, the most recent shall prevail, except in those cases of precedence expressly set forth in this Agreement.

CLAUSE THREE – OBLIGATIONS OF THE PARTIES

3.1 Both NET and EMBRATEL are hereby obliged to:

3.1.1    Execute, when required by the other Party or jointly, qualification, acceptance and/or recovery tests of the acquired Capacity.

3.1.2    Maintain and/or control, during the validity of this Agreement, any and all legal and regulatory concessions, authorizations, permits or licenses required for the performance of the object of this Agreement.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

3.1.3    Maintain the safety conditions required to ensure the integrity of equipment belonging to the other Party housed in their facilities.

3.1.4    Preserve the confidentiality and restricted use of Confidential Information, either related to technical, operating, business, legal or financial aspects of the other Party to which they have access as a result of the performance of this Agreement, observing the conditions set forth in Clause Twelve.

3.1.5    Compensate the affected Party for any direct damage for which they are proven to be responsible, especially in regard to the equipment and installations of either Party, expressly excluding compensation for indirect damages or loss of earnings.

3.1.6    Maintain the current systems and processes that enable interface between the parties so as render this Agreement feasible.

3.1.7    Observe the safety and control standards in force in the facilities of the other Party for access by their staff and/or representatives.

3.2       NET is hereby obliged to:

3.2.1    Refrain from introducing any modification or change to the technical characteristics of the equipment belonging and/or under the responsibility of EMBRATEL without the latter’s prior written consent, with the sole exception of those configurations required for the fulfillment of this Agreement.

3.2.2    Ensure that the acquired Capacity is available to EMBRATEL, during the validity of this Agreement, as per Exhibit II – Technical Requirements and Exhibit III – Recovery Criteria.

3.2.3    Assume full responsibility for the installation, deployment and activation of the acquired Capacity in regard to all the elements of NET’s network, including its maintenance, therefore being liable for its technical correction and the security of its activities, as well as for the observance of the applicable legislation.

3.2.4    Arrange for, maintain and operate, at its own expense, the infrastructure required for the provision and availability of the acquired Capacity.

3.2.5    Maintain the NET network destined for the acquired Capacity. To this effect, it must have its own tools and measurement instruments, in order to ensure the continuity of the service provided by EMBRATEL to its end customers.

3.2.6    Notify EMBRATEL, at least 10 (ten) days in advance, of the execution of preventive maintenance in its network, especially when there is risk of the acquired Capacity becoming unavailable.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

3.2.7    Notify EMBRATEL immediately in the event of an emergency or corrective stoppage of the acquired Capacity, as well as in the event of any anomaly, defect or failure that may affect, either directly or indirectly, the service provided by EMBRATEL to its end customers.

3.2.8    Arrange for the adequate treatment of requests and complaints by EMBRATEL in connection with the acquired Capacity, as well as in connection with doubts and/or challenges related to same.

3.2.9    Be responsible for the supervision and technical and administrative management of the labor used in the provision of the acquired Capacity.

3.2.10 Be fully liable for any expenses arising from the hiring of staff and contractors, including, but not limited to, salaries, vacations, prior notice, compensation, work-related accidents, and other labor and social security obligations; it is thus expressly agreed by the Parties that the labor used by NET will have no labor relationship whatsoever with EMBRATEL, and consequently, there will be no attribution of any labor or social security liability to the latter.

3.2.10.1        In the event of any labor claim filed against EMBRATEL by NET’s staff or contractors, NET shall appear before the Court, acknowledging its true condition of employer or contracting party, substituting EMBRATEL in the proceedings until the end of the judgment, being liable for the payment or compensation of any amount due arising from the decision, if any, including legal fees, costs and any other expenses proven to have been incurred by EMBRATEL. This liability does not cease with the termination of this Agreement for any reason.

3.2.11 Fully abide by the prevailing Occupational Safety and Health legislation.

3.2.12 Provide, up to the 10th (tenth) day of each calendar month, performance and quality reports on the Capacity acquired by EMBRATEL.

3.3       EMBRATEL is hereby obliged to:

3.3.1    Use the acquired Capacity exclusively for the purposes and configurations set forth and agreed upon in this Agreement.

3.3.2    Pay to NET the price agreed upon for the irrevocable acquisition of the Capacity, pursuant to the terms and conditions of this Agreement.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

3.3.3    Notify NET, as soon as possible, of any perceived irregularity in the acquired Capacity.

CLAUSE FOUR – PRICE AND PAYMENT

4.1       EMBRATEL shall pay NET for the acquired Capacity the gross amount of R$873,539,308.55 (eight hundred and seventy-three million, five hundred and thirty-nine thousand, three hundred and eight reais, and fifty-five centavos), in a single installment, within 45 (forty-five) days as of the date of execution of this Agreement.

4.2       The amount set forth in clause 4.1 above is a gross amount and includes all municipal, state and federal taxes, social contributions and other taxes arising from the performance of this Agreement. The Parties hereto shall be liable for the payment of their respective taxes.

4.3       Except in the event of the non-fulfillment, by EMBRATEL, of the tax liabilities in which it appears as a substitute or responsible taxpayer, NET shall be liable for occurrences in which infractions are recorded against EMBRATEL due to the non-fulfillment of primary and/or ancillary tax obligations under the exclusive responsibility of NET arising from this Agreement. In such an event, NET shall bear the costs and damages suffered by the defense of EMBRATEL arising from said occurrence, as well as the costs of an eventual condemnation or unfavorable decision.

4.3.1 In the event of NET being notified by the tax authorities due to the non-fulfillment of primary and/or ancillary tax obligations under the responsibility of EMBRATEL, in its capacity as a substitute or responsible taxpayer, EMBRATEL shall bear the costs and damages arising from the defense filed, as well the costs of an eventual condemnation or unfavorable decision.

4.4       Invoices shall be issued on a monthly basis in accordance with the capacity available in each Municipality, pursuant to Exhibit IV, observing the provisions of ICMS Agreement 117/2008.

4.5       In order to comply with the provisions of this clause, each Party shall provide and make available to the other Party any and all documents or information related to the purpose of this Agreement which is justifiably requested by either Party, observing strategic confidentiality and that arising from the legislation or agreements.

4.6       Notwithstanding the provisions of items 4.3 and 4.3.1 above, in the event of EMBRATEL acknowledging any divergence or irregularity in the invoices issued in accordance with item 4.4, it shall notify NET of said fact in writing.

4.6.1   NET will have a maximum term of 30 (thirty) days as of the presentation of said notification to make the corresponding corrections and send the new invoice to EMBRATEL.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

CLAUSE FIVE –  PENALTIES

5.1       Failure to pay the amount set forth in 4.1 above on the corresponding due date shall subject EMBRATEL, regardless of warning, notification or Court summons, to the following penalties, without prejudice to any other sanctions provided for in the applicable legislation:

5.1.1   Delinquent fees of 1% (one per cent) per month on the debt, pro rata die, as of the day following the debt’s due date until its actual settlement date.

5.1.2   Monetary restatement of the amount of the debt in accordance with the variation in the IGP-DI inflation index or any other official index that may replace same, between the day following the due date until the actual settlement date.

5.1.3   Should default exceed 120 (one hundred and twenty) days as of the invoice date, except if negotiated otherwise by the Parties, NET may terminate the Agreement due to the exclusive fault of EMBRATEL, observing the provisions of clause 7.2.2 below.

5.2       NET undertakes to comply with the quality parameters established in Exhibit III.

CLAUSE SIX – VALIDITY

6.1         This Agreement shall be valid for 5 (five) years as of December 1, 2009, the date to which all its effects are retroactive, renewable by future negotiation between the Parties.

CLAUSE SEVEN – TERMINATION

7.1       This Agreement may be terminated for the following reasons:

(a) Failure to pay any amount due to either Party under this agreement, whenever the debtor, having been duly notified to settle the debt in up to 120 (one hundred and twenty) days as of receipt, fails to do so.

(b) Failure to fulfill any obligation assumed under this Agreement, whenever the party in breach, having been duly notified to remedy its failure to pay in up to 30 (thirty) days as of receipt, fails to do so.

(c) Loss, discharge or revocation of any and all authorization and/or grants required by either Party to fulfill their obligations under this Agreement.

(d) The declared bankruptcy, deferred judicial reorganization, ratified extra-judicial reorganization, dissolution, or judicial or non-judicial winding up of either Party.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

7.2       Should either Party incur any of the hypotheses set forth in item 7.1 above, the affected Party may, at its own exclusive discretion and provided it observes the other provisions of this Agreement, terminate said Agreement either fully or partially, by means of written notification.

7.2.1    In the event of the anticipated termination of this Agreement due to a fact imputable to NET, as per item 7.1 above, NET shall pay a penalty to EMBRATEL in the amount resulting from the product of 1/60 (one sixtieth) of the price of the acquired Capacity and the number of full months between the date of anticipated termination of the Agreement and the original termination date.

7.2.1.1                        In the event of partial termination due to a fact imputable to NET, the penalty shall be applied based on the amount corresponding to the non-fulfilled part of the Agreement and object of the termination.

7.2.1.2                        The amount of the penalty shall bear interest of 12% (twelve per cent) per year, with monetary restatement in accordance with the variation in the IGP-DI inflation index, or any other official index that may replace it, both of which calculated pro rata die between the end of the validity of this Agreement until the payment date.

7.2.1.3            Payment of the penalty shall be made within 10 (ten) days as of the presentation of the collection document.

7.2.2    In the event of anticipated termination of this Agreement due to a fact exclusively imputable to EMBRATEL, as per item 7.1 above, EMBRATEL shall not be entitled to a refund of the price of the acquired Capacity.

CLAUSE EIGHT – RESPONSIBILITIES OF THE PARTIES

8.1       Notwithstanding the other provisions of this Agreement, only direct damages will be compensated, whenever they are proven to have been caused by either Party to the other, either per se or by their employees, agents or third parties hired for the execution of this Agreement, expressly excluding any compensation and/or responsibility of the Parties for loss of earnings, indirect damages and business failures, except for the event set forth in item 8.1.1:

8.1.1    A Party shall be liable before the other Party under the terms of article 402 of the Brazilian Civil Code (Law 10,406 dated January 11, 2002), for any action or omission proven to be with malice against the obligations provided for in this Agreement.

CLAUSE NINE –– NOTICES

9.1       All notices and notifications related to this Agreement shall be made in

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

writing, by mail with acknowledgement of receipt, by fax (if the correspondence is also mailed, with acknowledgement of receipt) or by hand, if addressed as follows:

9.1.1    To EMBRATEL:

a) Manager’s name: [***]

b) Correspondence address: Av. Morumbi, 8660 – 2º. Andar –

           São Paulo – SP – CEP 04703-002

c) Telephone/Fax: [***]

9.1.2    To NET:

a) Manager’s name: [***]

b) Correspondence address: Rua Verbo Divino, 1356 – 2º andar – São Paulo – SP – CEP 04719-002

c) Telephone: [***]

d) Fax: [***]

 CLAUSE TEN – RESOLUTION OF CONFLICTS

10.1    Any and all procedures to amicably resolve any disagreements arising from this Agreement shall begin within 30 (thirty) days as of the date when the conflict arose.

10.1.1             Each Party shall notify the other in writing of any issues regarding this Agreement.

10.2    Should the disagreement not be resolved within 30 (thirty) days as of the date of receipt of the notice or within any other period agreed upon in advance, the Parties shall be free to take the corresponding judicial and administrative measures.

CLAUSE ELEVEN - ASSIGNMENT

11.1 The Parties may only assign or transfer this Agreement or any benefits, interests, rights and obligations deriving therefrom, in whole or in part, to third parties by means of previous consent and in writing by the other Party.

11.1.1 Notwithstanding the provision in the caput of this clause, the Parties may assign, in whole or in part, their obligations and rights under this Agreement to any of its Affiliated Companies without notifying the other Party.

11.1.2 The expression Affiliated Companies refers to any and all corporations, joint ventures or entities that, directly or indirectly, control, are controlled by, or are jointly controlled by either Party.

CLAUSE TWELVE - CONFIDENTIALITY

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

12.1 The Parties, per se and through their employees, representatives and/or sub-contractors involved in the execution of this Agreement, undertake to maintain the absolute confidentiality and secrecy of same and any and all Confidential Information, being expressly forbidden to assign, transfer, disclose on any account, under any form or means, unless with the express and written consent of the other Party, this Agreement and/or Confidential Information, under the penalty of answering for losses and damages proven to have been directly caused as a result of failure to comply with said prohibition.

12.2 For the purposes of this Clause, Confidential Information means any information, data, document, layout, product, planned product, service or planned service, sub-contractor, customer, potential customer, breakdown of customers calls, computer software, program, process, method, know-how, invention, idea, marketing promotion, discovery, current or planned activity, research, development or any other material to which the Parties have access by virtue of this Agreement, any information or knowledge referring to the businesses or trade secrets of either Party, commercial and technical information and other information related to the operation and business development of the Parties conveyed by one Party to the other: (a) graphically, in writing or any other form that may be read or decoded by machinery and computers; (b) orally; and (e) other means that incorporate or exhibit the content of information containing the words "CONFIDENTIAL" or "SECRET" or any other similar expressions.

12.3 However, Confidential Information is not that which: (a) is known by the receiving Party without any restriction as to its confidentiality upon receipt, or independently developed by the receiving Party; (b) is obtained from a third party o third parties not subject to any confidentiality obligation and without infringement of confidentiality by the receiving Party; (c) is in the public domain when received, or becomes part of the public domain through no fault of the receiving Party; (d) is disclosed without restriction to either Party by any third party not subject to any confidentiality obligation; or (e) is disclosed as an act of law or regulation, court decision or act from an appropriate governmental authority. In this case, the receiving Party shall immediately notify the disclosing Party in writing prior to disclosure and limit said disclosure to whatever is strictly necessary to meet the requirement.

CLAUSE THIRTEEN – GENERAL PROVISIONS

13.1 The Parties shall provide each other with all the information and elements necessary to support any eventual regulatory, administrative, judicial or non-judicial procedures deemed necessary in view of or in relation to the performance of this Agreement.

13.2 The Parties guarantee that the signatories hereof are legally equipped to assume obligations on their behalf and effectively represent their interests.

13.3 The Parties shall appoint in writing their respective contacts in order to follow-up the issues related hereto, updating said contacts whenever necessary.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

13.4 The Parties indicate the addresses mentioned in the Introduction hereof for the reception of notices and delivery of correspondence.

13.5 Failure on the part of either Party to exercise the rights or legal powers entitled thereto as a result of this Agreement, or the forbearance with delay in the compliance with obligations by the other Party, shall not affect those rights or legal powers, which may be exercised at any time, at the exclusive discretion of the interested Party, not altering the conditions set forth herein.

13.6    Any alteration in the conditions of this Agreement shall be formalized by means of an addendum to be entered into between the Parties.

13.7    Should any provision hereof be considered contrary to the Law by an appropriate Court, said provision shall be applied to the greatest extent allowed, the other provisions to remain in full force and effect.

13.8    Acts of God or force majeure shall exclude responsibility, as set forth in the sole paragraph of article 393 of the Brazilian Civil Code.

13.8.1 A Party affected by an act of God or force majeure shall notify the other party, immediately and in writing, of the extent of said fact and the estimated term during which it shall not be able to comply with or by which it shall be compelled to delay compliance with its obligations resulting herefrom.

13.8.2 The Party affected by an act of God or force majeure shall undertake its best efforts to eliminate said effects.

13.8.3 Whenever the effects of acts of God or force majeure disappear, the affected Party shall immediately notify the other party in writing acknowledging this fact, restoring the original situation.

13.8.4 Should the occurrence of an act of God or force majeure only partially damage the execution of obligations arising herefrom by either Party, said Party shall comply with the obligations that were not affected by the occurrence of the act of God or force majeure to the highest extent possible.

13.9 No provision hereof shall be construed as being intended, directly or indirectly, to grant any right, appeal or claim, under any pretext, to third parties.

13.10 In all matters related hereto, neither Party may declare it has the authority to assume or create any obligation, either expressly or implicitly, on behalf of the other Party, except for the provisions expressly provided for herein.

13.11 The Parties are companies fully independent of each other, so that no provision hereof may be construed as meaning the creation of any

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

employment relationship between the Parties, nor between the employees of one Party and the other.

13.12 This Agreement represents the full understanding between the Parties in relation to its subject matter and shall prevail over any other past understandings on its subject matter.

13.13 This Agreement binds the Parties and their successors, on any account, in all its rights and obligations.

CLAUSE FOURTEEN – APPLICABLE LAW AND JURISDICTION

14.1 This Agreement shall be governed and interpreted according to Brazilian legislation.

14.2 The Parties elect the central court of Rio de Janeiro – RJ, to the detriment of any other no matter how privileged it may be.

In witness whereof, the legal representatives of the Parties execute this Agreement in two counterparts to produce the due legal effects in the presence of the 2 (two) undersigned witnesses.

Rio de Janeiro, December 29, 2009

BY EMBRATEL:

/s/ José Formoso Martinez	/s/ Isaac Berensztejn
José Formoso Martinez Individual Taxpayer’s ID (CPF): 059.557.727-07	Isaac Berensztejn Individual Taxpayer’s ID (CPF): 332.872.367-68
By NET:

/s/ José Antônio Guaraldi Félix	/s/ João Adalberto Elek Júnior
José Antônio Guaraldi Félix Individual Taxpayer’s ID (CPF): 140.448.620-87	João Adalberto Elek Júnior Individual Taxpayer’s ID (CPF:) 550.003.047-72

Witnesses:

/s/ Nelson Laureano Filho	/s/ Rodrigo Marques de Oliveira
Nelson Laureano Filho Individual Taxpayer’s ID (CPF): 267.687.987-15	Rodrigo Marques de Oliveira Individual Taxpayer’s ID (CPF): 033.663.777-20

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

EXHIBIT I – NET OPERATIONS

- LOCATIONS -

Americana/SP - Anápolis/GO - Araçatuba/SP - Arapongas/ PR - Araraquara/ SP - Araras/ SP - Atibaia/ SP - Bagé/ RS - Barra Mansa/ SP - Bauru/ SP - Belo Horizonte/ MG - Bento Gonçalves/ RS - Bertioga/ SP - Blumenau/SC - Blumenau BTV/ SC - Botucatu/ SP - Bragança Paulista/ SP - Brasília/ DF - Caçapava/ SP - Campinas/ SP - Campo Grande/ MS - Cascavel/ PR - Caxias do Sul/ RS - Chapecó/ RS - Cianorte/ PR - Criciúma/ SC - Cruz Alta/ RS - Cubatão/ SP - Curitiba/ PR - Diadema/ SP - Erechim/ RS - Farroupilha/ RS - Florianópolis/ SC - Franca/ SP - Goiânia/ GO - Guarapuava/ PR - Guarujá/ SP - Guarulhos/ SP - Hortolândia/ SP - Indaiatuba/ SP - Itapetininga/ SP - Itu/ SP - Jacareí/ SP - Jaú/SP – João Pessoa/PA, Joinville/ SC - Jundiaí/ SP - Lageado/ RS - Limeira/ SP - Litoral (Atlântida, Capão da Canoa, Capão Novo, Xangrila/RS) - Londrina/ PR – Maceió/AL - Manaus/ AM - Marília/ SP - Maringá/ PR - Mauá/ SP - Mogi das Cruzes/ SP - Mogi Guaçu/ SP - Mogi Mirim/ SP - Novo Hamburgo/ RS -  Passo Fundo/ RS - Pelotas/ RS - Pindamonhangaba/ SP - Piracicaba/ SP - Ponta Grossa/ PR - Porto Alegre/ RS - Praia Grande/ SP - Recife/ PE -  Resende/ RJ - Ribeirão Preto/ SP - Rio Claro/ SP - Rio de Janeiro/ RJ - Rio Grande/ RS - Santa Bárbara d’Oeste/ SP - Santa Branca/ SP - Santa Cruz do Sul/ RS - Santa Maria/ RS - Santo André/ SP - Santos/ SP - São Bernardo do Campo/ SP - São Caetano do Sul/ SP - São Carlos/ SP - São José do Rio Preto/ SP - São José dos Campos/ SP - São Paulo/ SP - São Vicente/ SP – Sertãozinho/SP - Sorocaba/ SP - Sumaré/ SP - Taubaté/ SP - Uruguaiana/ RS - Valinhos/ SP - Vila Velha/ ES - Vitória/ ES

- LIST OF NET COMPANIES -

1) HORIZONTE SUL COMUNICAÇÕES LTDA. – Porto Alegre/RS

2) JACAREÍ CABO S.A. – Jacareí/SP

3) NET BAURU LTDA. – Bauru/SP

4) NET BELO HORIZONTE LTDA. – Belo Horizonte/MG

5) NET BRASÍLIA LTDA. – Brasília/DF

6) NET CAMPINAS LTDA. – Campinas/SP

7) NET GOIÂNIA LTDA. – Goiânia/GO

8) NET PARANÁ COMUNICAÇÕES LTDA. – Curitiba/PR

9) NET RECIFE LTDA. – Recife/PE

10) NET RIBEIRÃO PRETO LTDA. –Ribeirão Preto/SP

11) NET RIO LTDA. – Rio de Janeiro/RJ

12) NET SÃO PAULO LTDA. – São Paulo/SP

13) NET SOROCABA LTDA. – Sorocaba/SP

14) 614 SERVIÇOS DE INTERNET MACEIO LTDA – Maceió/AL

15) 614 SERVIÇOS DE INTERNET JOÃO PESSOA LTDA. – João Pessoa/PA

16) 614 TVH VALE LTDA. – São José dos Campos/SP

17) ESC 90 TELECOMUNICAÇÕES LTDA. – Vila Velha e Vitória/ES

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

EXHIBIT II – TECHNICAL REQUIREMENTS

1 – Technical characteristics of the HFC Network for the provision of telecommunication services to Embratel:

1.1       The HFC/DOCSIS network will be used by Embratel initially for the provision of voice services and should comply with the following minimum technical requirements and reference architecture:

1.1.1    Have a CMTS (Cable Modem Termination System) concentrator with PacketCable 1.1 certification and DOCSIS 2.0 in Cable Labs, and use security devices and network protocols set forth in the Packet Cable 1.1 specifications or higher (such as NCS, BPI and DQoS protocols), as well as have the servers required for correct system operation (TFTP, DNS, DHCP, ToD, KDC, etc.).

1.1.2    Availability

99.9% (represents interruption of approximately 0.72 hours/month).

Availability is defined as the relation between the time when the system presents the specified technical and operating characteristics and the overall time considered, verified according to the proportion of the faulty stretch in relation to the total kilometers of the city (two-way network). Preventive maintenance idle time is not computed in the calculation of availability or of the IP link (provided by Embratel for the interconnection of NET’s network and Embratel’s Backbone IP).

1.1.3    Loss of Packs for voice services:

Lower than 2%.

The metrics used is the percentage of lost packs (sent, but do not reach their destination or are disposed of on the way).

1.1.4    Response Time (network latency) for voice service:

            Shorter than 0.075 seconds (75 ms).

Time elapsed between the beginning of the sending of a voice pack from its origin to its arrival at the destination. It is generally a measurement made using RTT (round trip time) – the pack is sent and the destination "echoes" this package back to its origin.

1.1.5    Jitter (variation of latency) for voice service:

Shorter than 0.03 seconds (30 ms).

The metrics used is checking the differences between the various measures of network latency in relation to a mean value; therefore, jitter is the measure of the variation of delay between successive voice packs.

 2 – Reference architecture:

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

Footnote:

Arquitetura PacketCable Simplificada): Packet Cable Architecture (simplified)

Rede HFC: HFC network

Servidores de Aprovisionamento: Provisioning servers

Pontos de Acesso: Access Points

SoftSwitch Classe 5: Class 5 SoftSwitch

SoftSwitch Classe 4: Class 4 SoftSwitch

Sinalização MGCP/NCS: MGCP/NCS signals

Voz (RTP): Voice (RTP)

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EXHIBIT III – RECOVERY CRITERIA

1. Recovery Time

1.1 NET agrees to attend to, in up to 4 (four) hours, 90% (ninety per cent) of the events under its responsibility, except for locations with single-line routes.

2. As regards sending the repair request service information:

2.1 NET shall present to EMBRATEL a report with monthly availability indicators and action plans for those locations where performance targets are not attained.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

EXHIBIT IV –AVAILABLE CAPACITY BY LOCATION (MUNICIPALITIES)*

Location A and B Points	Capacity (Mb/s)%		Amount (R$)
BELO HORIZONTE	216.96	7.23%	1,373,700
RIO DE JANEIRO	268.48	8.95%	1,700,500
BRASÍLIA	98.38	3.28%	623,200
JUNDIAÍ	28.38	0.95%	180,500
CAMPINAS	121.03	4.03%	765,700
INDAIATUBA	10.28	0.34%	64,600
SÃO CARLOS	26.34	0.88%	167,200
FRANCA	21.49	0.72%	136,800
PIRACICABA	34.89	1.16%	220,400
JOINVILLE	9.95	0.33%	62,700
ANÁPOLIS	7.89	0.26%	49,400
BAURU	37.23	1.24%	235,600
CAMPO GRANDE	21.36	0.71%	134,900
GOIÂNIA	45.33	1.51%	286,900
RIBEIRÃO PRETO	76.09	2.54%	482,600
SÃO JOSÉ DO RIO PRETO	37.66	1.26%	239,400
SÃO PAULO	845.38	28.18%	5,354,200
SOROCABA	58.19	1.94%	368,600
PORTO ALEGRE	99.25	3.31%	628,900
ARAPONGAS	1.81	0.06%	11,400
BAGÉ	4.24	0.14%	26,600
BENTO GONÇALVES	5.11	0.17%	32,300

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

BLUMENAU	9.59	0.32%	60,800
CAXIAS DO SUL	10.5	0.35%	66,500
CHAPECÓ	3.39	0.11%	20,900
CRUZ ALTA	2.66	0.09%	17,100
ERECHIM	3.72	0.12%	22,800
FARROUPILHA	2.15	0.07%	13,300
LAJEADO	1.9	0.06%	11,400
CAPÃO DA CANOA	2	0.07%	13,300
NOVO HAMBURGO	4.07	0.14%	26,600
PASSO FUNDO	6.91	0.23%	43,700
PELOTAS	11.45	0.38%	72,200
RIO GRANDE	5.41	0.18%	34,200
SANTA CRUZ DO SUL	3.78	0.13%	24,700
SANTA MARIA	7.59	0.25%	47,500
URUGUAIANA	2.36	0.08%	15,200
CRICIÚMA	1.42	0.05%	9,500
CURITIBA	95.65	3.19%	606,100
FLORIANÓPOLIS	46.8	1.56%	296,400
LONDRINA	11.93	0.40%	76,000
MARINGÁ	8.19	0.27%	51,300
AMERICANA	26.85	0.89%	169,100
ITÚ	10.62	0.35%	66,500
PINDAMONHANGABA	8.31	0.28%	53,200
MANAUS	22.73	0.76%	144,400

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

RESENDE	5.07	0.17%	32,300
ITAPETININGA	7.46	0.25%	47,500
ARARAQUARA	16.65	0.55%	104,500
ARAÇATUBA	14.86	0.50%	95,000
SANTA BÁRBARA D´OESTE	17.42	0.58%	110,200
BRAGANÇA PAULISTA	10.63	0.35%	66,500
TAUBATÉ	21.42	0.71%	134,900
LIMEIRA	20.07	0.67%	127,300
RIO CLARO	13.91	0.46%	87,400
ARARAS	7.65	0.25%	47,500
SANTO ANDRÉ	73.74	2.46%	467,400
SÃO VICENTE	11.64	0.39%	74,100
GUARUJÁ	11.64	0.39%	74,100
MOGI-GUAÇU	7.61	0.25%	47,500
MOGI DAS CRUZES	24.87	0.83%	157,700
ATIBAIA	8.06	0.27%	51,300
SÃO CAETANO DO SUL	24.93	0.83%	157,700
CAÇAPAVA	5.94	0.20%	38,000
CUBATÃO	4.07	0.14%	26,600
DIADEMA	16.05	0.54%	102,600
HORTOLÂNDIA	4.45	0.15%	28,500
MAUÁ	11.14	0.37%	70,300
MOGI-MIRIM	5.65	0.19%	36,100
PRAIA GRANDE	8.6	0.29%	55,100

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

SÃO BERNARDO DO CAMPO	65.14	2.17%	412,300
SUMARÉ	7.89	0.26%	49,400
SÃO JOSÉ DOS CAMPOS	48.22	1.61%	305,900
JACAREÍ	9.49	0.32%	60,800
GUARULHOS	20.96	0.70%	133,000
BOTUCATU	2.96	0.10%	19,000
JAÚ	2.42	0.08%	15,200
MARÍLIA	7	0.23%	43,700
SERTÃOZINHO	2.48	0.08%	15,200
VALINHOS	3.55	0.12%	22,800
JOÃO PESSOA	7.22	0.24%	45,600
MACEIÓ	8.12	0.27%	51,300
SANTOS	75.35	2.51%	476,900

Total	3,000.00	100.00%	19,000,000

* Capacity available through local (intra-municipal) accesses with no price differentiation per  location.

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

EXHIBIT V

Declaration

(for the purposes of clause 10 of ICMS Agreement 126/98)

Empresa Brasileira de Telecomunicações S.A. - EMBRATEL, hereby declares by means of its legal representative and under penalty of the tax legislation that for the purposes of Clause Ten of ICMS Agreement number 126/98, with the wording attributed by ICMS Agreement number 117/08, to be a part of COTEPE Act 10/08 and, as such, the contractor, before NET Serviços de Comunicação S.A. and its subsidiaries listed in Exhibit I, of the telecommunication services that are the object of this Irrevocable Capacity Use Right Acquisition Agreement 01/09, using same solely and exclusively as a network means for the provision of telecommunication services to its customers.

Rio de Janeiro, December 29, 2009

______________________________________

EMBRATEL